EXHIBIT 5.1

                             NATHAN D. SIMMONS, ESQ.
                           SIMMONS LEGAL SERVICES, LLC
                     7210 South Algonquian Street, Suite 107
                             Aurora, Colorado 80016

                                                        Telephone (303) 818-1573

                                  May 11, 2010

Board of Directors
SavWatt USA, Inc.
1100 Wicomico Street, Suite 700
Baltimore, Maryland 21230

Re:  2011 Equity Incentive Plan -
     Registration Statement on Form S-8 for 18,000,000 shares

Gentlemen:

     We have acted as counsel to SavWatt USA, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale by the Company of up to 18,000,000 shares of Common Stock, $0.0001 par value (the "Common Stock") of the Company pursuant to the 2011 Equity Incentive Plan (the "Plan"), as further described in a Registration Statement on Form S-8 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

     In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our Opinion, including, without limitation, the Certificate of Incorporation and Bylaws, as amended or restated, of the Company; resolutions adopted by the Board of Directors and stockholders of the Company authorizing and approving the Plan and the preparation and filing of the Registration Statement, and an officer's certificate regarding the foregoing and related issues. In making all of our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and the delivery of all documents by any persons or entities other than the Company where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

     Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Common Stock to be issued by the Company pursuant to the Plan has been duly authorized and, upon issuance, compliance with any restrictive terms, delivery and payment therefore in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

Board of Directors
SavWatt USA, Inc.
Page 2
May 11, 2011


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement.

                                             Very truly yours,

                                             SIMMONS LEGAL SERVICES, LLC


                                             /s/ Nathan D. Simmons, Esq.
                                             -----------------------------------
                                             Nathan D. Simmons, Esq.